Exhibit 5.1

October 2, 2012

Patheon Inc.

4721 Emperor Boulevard, Suite 200

Durham, North Carolina

Re: Registration Statement on Form S-3 (the “Registration Statement”)

Ladies and Gentlemen:

We have acted as Canadian counsel to Patheon Inc. (the “Company”), a corporation incorporated pursuant to the Canada Business Corporation Act (the “CBCA”), with respect to certain legal matters in connection with the registration by the Company, under the U.S. Securities Act of 1933, as amended (the “Securities Act”), of the offer and sale by the Company from time to time of restricted voting shares of the Company (“Restricted Voting Shares”), warrants to purchase Restricted Voting Shares (“Warrants”), subscription rights for Restricted Voting Shares (“Rights”), subscription receipts for Restricted Voting Shares, Warrants, Rights or any combination thereof (“Subscription Receipts”), or any combination thereof (“Units”), (collectively, the Restricted Voting Shares, Warrants, Rights, Subscription Receipts, and Units are referred to as the “Securities”). The aggregate offering prices of the Securities that may be offered and sold by the Company pursuant to the Registration Statement to which this opinion is an exhibit will not exceed U.S.$100 million. The Securities will be offered in amounts, at prices and on terms to be determined in light of market conditions at the time of sale and to be set forth in supplements (each a “Prospectus Supplement”) to the prospectus contained in the Registration Statement.

We have examined such documents and have reviewed such questions of law as we have considered necessary and appropriate for the purposes of our opinions set forth below. In rendering our opinions set forth below, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures and the conformity to authentic originals of all documents submitted to us as copies or facsimile transmissions and the completeness and accuracy of all the Company’s corporate records in our possession as of the date hereof. We have also assumed the legal capacity for all purposes relevant hereto of all natural persons and, with respect to all parties to agreements or instruments relevant hereto other than the Company, that such parties had the requisite power and authority (corporate or otherwise) to execute, deliver and perform such agreements or instruments, that such agreements or instruments have been duly authorized by all requisite action (corporate or otherwise), executed and delivered by such parties and that such agreements or instruments are the legal, valid, binding and enforceable obligations of such parties. As to questions of fact material to our opinions, we have relied upon certificates of officers of the Company and of public officials. We have not undertaken any independent investigation to verify the accuracy or completeness of any of the foregoing assumptions.

For purposes of this opinion letter, we have also assumed that (a) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective and such effectiveness will not have been terminated or rescinded, (b) a Prospectus Supplement will have been prepared and filed with the U.S. Securities and Exchange Commission describing the Securities offered thereby, (c) all Securities will be offered, issued and sold in compliance with applicable United States federal and state securities laws and applicable stock exchange rules, and in the manner stated in the Registration Statement and the appropriate Prospectus Supplement, (d) any definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto, (e) any securities issuable upon exercise of any Securities being offered will have been duly authorized, created and, if appropriate, reserved for issuance upon such exercise, (f) at the time of any offering or sale of any Restricted Voting Shares, Warrants to purchase Restricted Voting Shares, Rights to purchase Restricted Voting Shares, Units comprised of, in whole or in part, Restricted Voting Shares or Subscription Receipts for, in whole or in part, Restricted Voting Shares, and as of the date of the issuance of any Restricted Voting Shares issuable upon exercise of Warrants, Rights or Subscription Receipts, there will be sufficient Restricted Voting Shares authorized and unissued under the Company’s then operative articles of incorporation (the “Articles”) and not otherwise reserved for issuance, (g) at the time of issuance of the Securities, the Company validly exists and is duly qualified and in good standing under the laws of its jurisdiction of incorporation, and has the necessary corporate power for such issuance, (h) at the time of issuance of the Securities, the Articles and then operative bylaws of the Company (the “Bylaws” and collectively with the Articles, the “Charter Documents”) are in full force and effect and have not been amended, restated, supplemented or otherwise altered in a manner that would affect the validity of any of the opinions rendered herein, and there has been no authorization of any such amendment, restatement, supplement or other alteration, in either case since the date hereof, (i) any Warrant Agreement (defined below), Subscription Rights Agreement (defined below), Subscription Receipt Agreement (defined below) or Unit Agreement (defined below) has been duly authorized, executed and delivered by the parties thereto (other than the Company) and constitute legally valid and binding obligations of the parties thereto (other than the Company), enforceable against each of them in accordance with their respective terms, (j) the Warrant Agreement, the Subscription Rights Agreement, the Subscription Receipt Agreement and the Unit Agreement are governed by Ontario law, excluding its conflict of laws principles, (k) a court enforcing any Warrant Agreement, Subscription Rights Agreement, Subscription Receipt Agreement or Unit Agreement will apply the substantive laws of Ontario, excluding its conflict of laws principles, and (l) the terms, execution and delivery of the Securities (i) do not result in breaches of, or defaults under, agreements or instruments to which the Company is bound or violations of applicable statutes, rules, regulations or court or governmental orders, and (ii) comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company or the Securities. We have not undertaken any independent investigation to verify the accuracy or completeness of any of the foregoing assumptions.

Based upon the foregoing, and in reliance thereon, we are of the opinion that:

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With respect to Restricted Voting Shares offered under the Registration Statement, when (a) the Company has taken all necessary action to authorize and approve the issuance thereof and related matters, and (b) certificates representing the Restricted Voting Shares have been duly executed, countersigned, registered and delivered, or if uncertificated, valid book-entry notations have been made in the share register of the Company, in each case in accordance with the Charter Documents and the CBCA, either (i) against payment therefor (in an amount not less than such

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consideration determined by the Company’s Board of Directors and permitted under the provisions of the CBCA then in effect) and in the manner contemplated by the Registration Statement and/or the applicable Prospectus Supplement and in accordance with the provisions of the applicable definitive purchase, underwriting or similar agreement, if any, approved by the Company or (ii) upon exercise or conversion of any other Security in accordance with the terms of such Security or the instrument governing such Security as approved by the Company, for the consideration approved by the Company (in an amount not less than such consideration determined by the Company’s Board of Directors and permitted under the provisions of the CBCA then in effect), the Restricted Voting Shares will be duly authorized, validly issued, fully paid and non-assessable.

2.	With respect to Warrants offered under the Registration Statement, when (a) the Company has taken all necessary action to authorize and approve the creation of and the issuance and terms of the Warrants, the terms of the offering thereof and related matters, (b) a warrant agreement in respect thereof (a “Warrant Agreement”) has been duly authorized, executed and delivered by the Company in accordance with applicable law, and (c) the Warrants have been duly executed and delivered against payment therefor in accordance with the provisions of the Warrant Agreement and in the manner contemplated by the Registration Statement and/or the applicable prospectus supplement (assuming the Securities issuable upon exercise of the Warrants have been duly authorized and reserved for issuance by all necessary corporate action and in accordance with applicable law), the Warrants will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

3.	With respect to Rights offered under the Registration Statement, when (a) the Company has taken all necessary action to authorize and approve the creation of and the issuance and terms of the Rights, the terms of the offering thereof and related matters, (b) a subscription rights agreement in respect thereof (a “Subscription Rights Agreement”) has been duly authorized, executed and delivered by the Company in accordance with applicable law and (c) the Rights have been duly executed and delivered against payment therefor in accordance with the provisions of the Subscription Rights Agreement and in the manner contemplated by the Registration Statement and/or the applicable prospectus supplement (assuming the Securities issuable upon exercise of the Rights have been duly authorized and reserved for issuance by all necessary corporate action and in accordance with applicable law), the Rights will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

4.	With respect to Subscription Receipts offered under the Registration Statement, when (a) the Company has taken all necessary action to authorize and approve the creation of and the issuance and terms of the Subscription Receipts, the terms of the offering thereof and related matters, (b) a subscription receipt agreement in respect thereof (a “Subscription Receipt Agreement”) has been duly authorized, executed and delivered by the Company in accordance with applicable law, and (c) the Subscription Receipts have been duly executed and delivered against payment therefor in accordance with the provisions of the Subscription Receipt Agreement and in the manner contemplated by the Registration Statement and/or the applicable prospectus supplement (assuming the Securities issuable upon exercise of the Subscription Receipts have been duly authorized and reserved for issuance by all necessary corporate action and in accordance with applicable law), the Subscription Receipts will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

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5.	With respect to Units, assuming that (a) any Restricted Voting Shares that form a part of such Units are validly issued, fully paid and nonassessable, as contemplated in numbered paragraph 1, above, (b) any Warrants that form a part of such Units constitute valid and binding obligations of the Company in accordance with their terms, as contemplated in numbered paragraph 2 above, (c) any Rights that form part of such Units constitute valid and binding obligations of the Company in accordance with their terms, as contemplated in numbered paragraph 3 above, and (d) any Subscription Receipts that form a part of such Units constitute valid and binding obligations of the Company in accordance with their terms, as contemplated in numbered paragraph 4 above, and when (i) the Company has taken all necessary corporate action to approve the creation of and the issuance and terms of the Units (including the Securities which comprise such Units), the terms of the offering thereof and related matters, (ii) any applicable unit agreement in respect thereof (a “Unit Agreement”) has been duly authorized, executed and delivered by the Company in accordance with applicable law, and (iii) the Units or certificates representing the Units, as the case may be, have been delivered against payment therefor in accordance with the provisions of any applicable Unit Agreement or purchase or similar agreement approved by the Company and in the manner contemplated by the Registration Statement and/or the applicable Prospectus Supplement, the Units will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

Our opinions expressed herein are subject to the following qualifications:

(a)	the enforceability of any agreement may be limited by bankruptcy, reorganization, winding-up, insolvency, moratorium, arrangement, fraudulent preference and conveyance, assignment and preference and other similar laws of general application affecting the enforcement of creditor’s rights;

(b)	no opinion is given as to the enforceability of any term providing for the severance of void, illegal or unenforceable provisions from the remaining provisions of an agreement;

(c)	no opinion is given as to the enforceability of any term providing that modifications, amendments or waivers are not binding unless in writing;

(d)	no opinion is given with respect to rights to indemnity and contribution;

(e)	the enforceability of the obligations of a party under any agreement is subject to general principles of equity, including, without limitation:

i.	concepts of materiality, reasonableness, good faith and fair dealing in performance and enforcement of a contract required of the party seeking its enforcement;

ii.	the discretion exercisable by a court with respect to equitable remedies, such as specific performance and injunction;

iii.	the discretion exercisable by a court with respect to stays of enforcement proceedings and execution of judgments;

iv.	the effect of vitiating factors, such as mistake, misrepresentation, fraud, duress or undue influence; and

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v.	the discretion of a court with respect to the enforcement of provisions in an agreement to the effect that certain factual or legal determinations, calculations or certificates will be conclusive and binding;

(f)	a court may reserve to itself the right to decline jurisdiction in any action if the court is an inconvenient forum to hear the action or if concurrent proceedings are being brought elsewhere, notwithstanding any waiver of the right to raise such objection or defence thereto;

(g)	the right to exercise any unilateral or unfettered discretion pursuant to an agreement will not prevent a court from requiring such discretion to be exercised reasonably; and

(h)	the recoverability of costs and expenses may be limited to those a court considers to be reasonably incurred, the costs and expenses incidental to all court proceedings are in the discretion of the court and the court has the discretion to determine by whom and to what extent these costs shall be paid.

The foregoing opinions are limited to the laws of the Province of Ontario and the federal laws of Canada applicable therein on the date of this opinion, and we are expressing no opinion as to the effect of the laws of any other jurisdiction, domestic or foreign.

This opinion has been prepared for use in connection with the filing of the Registration Statement. We assume no obligation to advise you of any changes in the foregoing subsequent to the effective date of the Registration Statement.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Prospectus forming a part of the Registration Statement under the caption “Legal Matters.” In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations thereunder.

Very truly yours,

/s/ FRASER MILNER CASGRAIN LLP

FRASER MILNER CASGRAIN LLP

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